10.25 Corn Kernels Purchase Agreement, dated May 9, 2011, between Shandong
Xiangrui and Tai’an Branch of China Grain Reserves Corporation.
Party A: Tai’an Branch of China Grain Reserves Corporation
Party B: Shandong Xiangrui Pharmacy Co., Ltd.
Execution Site: Dongping, Shandong;
Execution Date: May 9, 2011
1. the type, class, weight, price and delivery of the grain

				Price for
Type	Class	Unit	weight	each ton	Total Price	Delivery
Corn	2	ton	30000	2246	RMB 67,380,000	By October 10
2. Standard of quality
If content of water shall not exceed 16%, otherwise each half a kilo of corn will be withhold for each exceeding 1%. Other standard shall follow the national standard.
3. Testing
The testing shall be held in the warehouse of the purchaser.
4. Delivery
The supplier shall be responsible for all the fees and charges of delivery. And the purchaser shall make the payment when receive the corn.
5. Dispute resolution
Both parties shall resolve the dispute friendly, or the court of the purchaser shall have jurisdiction over the dispute.
6. Miscellaneous
The Agreement shall take effect since both parties execute this Agreement. The term of the Agreement is from the execution date to June 10, 2011.
Execution:

Supplier: Tai’an Branch of China Grain Reserves Corporation.
Purchaser: Shandong Xiangrui Pharmacy Co., Ltd.